EXHIBIT (q)(26)

POWER OF ATTORNEY

We, the undersigned officers and Trustees of the following Trusts, each a Massachusetts business trust (“the Trust”), do hereby severally constitute and appoint Thomas E. Faust Jr., Maureen A. Gemma, Barbara E. Campbell or Deidre E. Walsh, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, any Registration Statement and any and all amendments (including post-effective amendments) to a Registration Statement filed with the Securities and Exchange Commission on behalf of the Trust, in respect of shares of beneficial interest and other documents and papers relating thereto:

Eaton Vance Growth Trust (“Growth Trust”)

Eaton Vance Series Trust (“Series Trust”)

Eaton Vance Investment Trust (“Investment Trust”)

Eaton Vance Series Trust II (“Series Trust II”)

Eaton Vance Municipals Trust (“Municipals Trust”)

Eaton Vance Special Investment Trust (“Special Investment Trust”)

Eaton Vance Municipals Trust II (“Municipals Trust II”)

Eaton Vance Variable Trust (“Variable Trust”)

Eaton Vance Mutual Funds Trust (“Mutual Funds Trust”)

IN WITNESS WHEREOF we have hereunto set our hands on the date set forth opposite our respective signatures.

Signature	Title	Date
/s/ Duncan W. Richardson Duncan W. Richardson	President and Principal Executive Officer of Growth Trust, Mutual Funds Trust, Series Trust, Special Investment Trust and Variable Trust.	November 14, 2011
/s/ Cynthia J. Clemson Cynthia J. Clemson	President and Principal Executive Officer of Investment Trust and Municipals Trust II	November 14, 2011
/s/ Thomas M. Metzold Thomas M. Metzold	President and Principal Executive Officer of Municipals Trust	November 14, 2011
/s/ Michael W. Weilheimer Michael W. Weilheimer	President and Principal Executive Officer of Series Trust II	November 14, 2011
/s/ Barbara E. Campbell Barbara E. Campbell	Treasurer and Principal Financial and Accounting Officer	November 14, 2011
/s/ Scott E. Eston Scott E. Eston	Trustee	November 14, 2011
/s/ Benjamin C. Esty Benjamin C. Esty	Trustee	November 14, 2011
/s/ Thomas E. Faust Jr. Thomas E. Faust Jr.	Trustee	November 14, 2011
Signature	Title	Date
/s/ Allen R. Freedman Allen R. Freedman	Trustee	November 14, 2011
/s/ William H. Park William H. Park	Trustee	November 14, 2011
/s/ Ronald A. Pearlman Ronald A. Pearlman	Trustee	November 14, 2011
/s/ Helen Frame Peters Helen Frame Peters	Trustee	November 14, 2011
/s/ Lynn A. Stout Lynn A. Stout	Trustee	November 14, 2011
/s/ Harriett Tee Taggart Harriett Tee Taggart	Trustee	November 14, 2011
/s/ Ralph F. Verni Ralph F. Verni	Trustee	November 14, 2011